Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Retrophin, Inc. on Form S-3 Amendment No. 1 File No. 333-198648 of our report dated March 28, 2014 except for the first bullet point appearing in the third paragraph of Note 2 and the December 31, 2013 amounts appearing in the tables in Note 2, as to which the date is March 11, 2015, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern and an emphasis of a matter paragraph pertaining to the restatement of the Company’s consolidated financial statements for the year ended December 31, 2013, with respect to our audit of the consolidated financial statements of Retrophin, Inc. and Subsidiary as of December 31, 2013 (restated) and for the year ended December 31, 2013 (restated) and 2012, appearing in the Annual Report on Form 10-K of Retrophin, Inc. for the year ended December 31, 2014. We also consent to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Marcum LLP

Marcum LLP

New York, NY

March 11, 2015